Exhibit 10.21

FOURTH AMENDED AND RESTATED TERM NOTE

No. 0905696662-34
$7,135,000.00	Dated: as of December 3, 2012
Chicago, Illinois	Due Date: November 21, 2014

FOR VALUE RECEIVED, LTN STAFFING, LLC, a Delaware limited liability company (“LTN Staffing”), whose address is 14900 Landmark Boulevard, Suite 300, Dallas, Texas 75254, BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”), whose address is 14900 Landmark Boulevard, Suite 300, Dallas, Texas 75254, BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”), whose address is 14900 Landmark Boulevard, Suite 300, Dallas, Texas 75254, BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), whose address is 14900 Landmark Boulevard, Suite 300, Dallas, Texas 75254, and B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services”, and together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel, collectively, “Borrowers” and each a “Borrower”), whose address is 14900 Landmark Boulevard, Suite 300, Dallas, Texas 75254, JOINTLY AND SEVERALLY, promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (hereinafter, together with any holder hereof, “Lender”), whose address is 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois 60606, on or before November 21, 2014 (the “Term Loan Maturity Date”), the principal sum of SEVEN MILLION ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($7,135,000.00), which amount is the principal amount outstanding of the Term Loan made by Lender to Borrowers under and pursuant to that certain Loan and Security Agreement dated as of May 24, 2010 by and among Borrowers and Lender, as amended from time to time (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the principal amount of the Term Loan outstanding from time to time as provided in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

The outstanding principal of this Fourth Amended and Restated Term Note (this “Note”), and all accrued interest thereon, shall be payable as provided in the Loan Agreement, and the outstanding principal balance of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement.

This Note evidences the Term Loan incurred by Borrowers under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Term Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement.

Principal and interest shall be paid to Lender at its address set forth above, or at such other place as the holder of this Note shall designate in writing to Borrowers. The Term Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, each Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

The Term Loan evidenced hereby has been made and this Note has been delivered at Lender’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon each Borrower, and such Borrower’s legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Note. The terms “Borrower” and “Borrowers” as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

This Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Third Amended and Restated Term Note dated as of November 21, 2011 executed jointly and severally by Borrowers and made payable to the order of Lender in the principal amount of $6,000,000.00 (the “Prior Note”), and evidences a renewal and an increase of, as well as the current outstanding principal balance as of the date hereof of, the indebtedness evidenced by the Prior Note. The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, Borrowers have executed this Fourth Amended and Restated Term Note as of the date set forth above.

LTN STAFFING, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer